UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2005

RIVERSTONE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

0-32269

(Commission File Number)

Delaware	95-4596178
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 878-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 5, 2005, the previously announced redemption of one-half of the outstanding 3¾% Convertible Subordinated Notes (the “Notes”) issued by Riverstone Networks, Inc. (“Riverstone” or the “Company”) under the terms of the Indenture dated as of November 21, 2001, and amended by a Supplemental Indenture effective as of May 5, 2005, was completed. U.S. Bank, National Association, trustee for the noteholders (the “Trustee”), reported to the Company that 100% of the noteholders fully participated in the redemption offer. Riverstone returned an aggregate principal amount of $65,875,000 of the outstanding $131,750,000, at par, to the Noteholders together with accrued and unpaid interest (and liquidated damages) from (and including) December 1, 2004, to (but excluding) the Redemption Date.

The Company was informed by the Trustee on May 6, 2005, that it had filed with the court a Stipulation of Dismissal with prejudice of the Trustee’s action against Riverstone, captioned U.S. Bank, N.A. v. Riverstone Networks, Inc. Case No. 04-495 (N.D. Cal).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERSTONE NETWORKS, INC.

Date: May 9, 2005	By:	/s/ Roger A. Barnes
Roger A. Barnes
Executive Vice President,
Chief Financial Officer